UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
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☐	Soliciting Material Under Rule 14a-12

MORGAN STANLEY INSTITUTIONAL FUND TRUST

(Name of Registrant as Specified In Its Charter)

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December 19, 2023

MORGAN STANLEY INSTITUTIONAL FUND TRUST

c/o Morgan Stanley Investment Management Inc.

1585 Broadway

New York, New York 10036

Core Plus Fixed Income Portfolio

Notice of Adjournment

The Special Meeting of Shareholders for Morgan Stanley Institutional Fund Trust – Core Plus Fixed Income Portfolio (the “Fund”) initially held on December 15, 2023, was adjourned to January 5, 2024, at 11:30 a.m. Eastern time due to a lack of voter participation. The meeting will be held at 1585 Broadway, New York, NY 10036. Please contact EQ Fund Solutions LLC with any questions toll-free at (888) 280-6942 between 9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday, or 10:00 a.m. to 6:00 p.m. Eastern Time on Saturday.